Exhibit 99.1

Open Text Preliminary Results Exceed Expectations

WATERLOO, ON—January 5, 2005—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), the world’s largest provider of enterprise content management (ECM) software, today announced preliminary results for its second quarter that ended December 31, 2004. (1)

Based on preliminary financial data for its second quarter of fiscal 2005, Open Text expects to report total revenue in the range of $110.0 to $113.0 million, the highest quarterly revenue ever reported by the Company. License revenue is expected to be in the range of $40 to $43 million for the quarter. Adjusted Net Income for the quarter is estimated to be $14 million to $16 million and earnings per share (EPS) on an adjusted basis is expected to be $0.26 to $0.30 for the quarter. GAAP Net Income for the quarter is expected to be $9 million to $11 million, and GAAP EPS is expected to be $0.17 to $0.21. (2)

“Our second quarter results demonstrate that the IXOS integration continues to be on track and we are experiencing strong demand from the cross selling of Open Text and IXOS products,” stated Tom Jenkins, Open Text’s CEO. “With these results we have demonstrated that Open Text can achieve strong growth, while maintaining our position as a profitable Company.”

The Company emphasized that the results are unaudited and preliminary, and its actual results may vary, perhaps materially. Open Text will provide further information about the quarter and update guidance for the remainder of the fiscal year when the final results for the second quarter are reported by the Company on February 8, 2005 at 5:00 pm EST.

Teleconference Call

Open Text will host a conference call on January 5, 2005 at 5:00 p.m. EST to discuss its preliminary financial results.

Date:	Wednesday, January 5, 2005
Time:	5:00 p.m. EST/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning January 5, at 7:00 p.m. EST through 11:59 p.m. on January 19, 2005 and can be accessed by dialing 416-640-1917 and using pass code 21108004.

For more information or to listen to the call via Web cast, please use the following link: www.opentext.com/investor/investor_events/

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

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Forward-looking statements in this press release regarding the Company’s total revenue, license revenue, and EPS on an adjusted basis, and EPS on a GAAP basis for the fiscal quarter ended December 31, 2004, are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits of any acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2005 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of Non-GAAP financial measures

The non-GAAP financial measures used in this press release are not prepared in accordance with US GAAP and may be different from non-GAAP financial measures used by other companies. The Company uses the financial measure adjusted EPS and adjusted net income to supplement its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS and adjusted net income are calculated as net income (or per share on a fully diluted basis, as applicable), excluding the following estimated amounts (a) the amortization of acquired intangible assets (Q2FY05—$4.6 million), (b) other income, gain (loss) on investments (nil), (c) income tax on equity gain (nil), and (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (nil). All of the aforementioned amounts are provided net of tax and extraordinary gains or losses. The term adjusted EPS and adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

The following chart provides reconciliation (unaudited) of GAAP based EPS to non-GAAP EPS estimates for the three months ended December 31, 2004. EPS has been calculated on a fully diluted basis.

	Low end of the range	High end of the range

GAAP based EPS	$0.17	$0.21

Amortization of intangibles net of taxes	$0.09	$0.09

Non-GAAP EPS	$0.26	$0.30

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

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